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                                                                    EXHIBIT 10.3

                                NEWELL RUBBERMAID
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                            Traditional SERP Benefit

                            Effective January 1, 2004

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                                NEWELL RUBBERMAID
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                            Traditional SERP Benefit
                           (Effective January 1, 2004)

                                Table of Contents

INTRODUCTION & HISTORY..........................................................................................      1

I.       NAME, PURPOSE, LEGAL STATUS............................................................................      2

II.      GENERAL DEFINITIONS....................................................................................      3

III.     ELIGIBILITY............................................................................................      4

IV.      SERP FORMULA...........................................................................................      6

V.       VESTING................................................................................................      9

VI.      NORMAL RETIREMENT BENEFIT..............................................................................     10

VII.     EARLY RETIREMENT BENEFIT...............................................................................     12

VIII.    PRERETIREMENT DEATH BENEFIT............................................................................     14

IX.      SPECIAL PROVISIONS.....................................................................................     16

X.       ADMINISTRATION AND FINANCING...........................................................................     18

XI.      AMENDMENT AND TERMINATION..............................................................................     20

XII.     MISCELLANEOUS..........................................................................................     21

                                      -i-

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                                NEWELL RUBBERMAID
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                            Traditional SERP Benefit
                           (Effective January 1, 2004)

                             INTRODUCTION & HISTORY

Effective January 1, 1982, Newell Operating Company (the "Company") originally established the Newell Rubbermaid Supplemental Retirement Plan for Key Executives (the "Prior Plan"). The Prior Plan was established to provide supplemental retirement benefits to eligible Vice Presidents, Presidents and above.

Effective January 1, 2004, the Company renamed the Prior Plan as the Newell Rubbermaid Supplemental Executive Retirement Plan (the "SERP" or the "Plan") and its benefit as the Traditional SERP Benefit. The Plan hereunder describes the Traditional SERP Benefit effective as of January 1, 2004. The SERP, in conjunction with the Newell Rubbermaid Inc. 2002 Deferred Compensation Plan, provides certain benefits to eligible employees.

                        Retirement Choice Program (2004)

Under the Newell Rubbermaid Retirement Choice Program effective January 1, 2004, each existing Vice President under the Prior Plan as of December 31, 2003 made a one-time choice to (i) remain in the current Traditional SERP Benefit or (ii) join the new SERP Cash Account under the Newell Rubbermaid Inc. 2002 Deferred Compensation Plan effective January 1, 2004, with the transfer to the SERP Cash Account of his benefit under the Prior Plan as an equivalent lump sum amount. An existing Vice President electing to remain in the Traditional SERP Benefit is ineligible for the SERP Cash Account. A new or newly promoted Vice President participates only in the SERP Cash Account, with prospective benefits as provided thereunder.

Each existing President or above under the Prior Plan as of December 31, 2003 had (i) remained in the Traditional SERP Benefit and (ii) began participation in the SERP Cash Account effective January 1, 2004, with an opening balance under the SERP Cash Account equal to his benefit under the Prior Plan as an equivalent lump sum amount (but without the transfer thereof to the SERP Cash Account). A President or above who first becomes eligible for the SERP on or after January 1, 2004 (including therefore any existing or future Vice President promoted to President or above) also will participate in both (i) the Traditional SERP Benefit (with a modified SERP formula) and (ii) SERP Cash Account, with prospective benefits as provided thereunder. (However, a Vice President who elected to remain in the Traditional SERP Benefit will continue to participate in the 67% SERP formula.)

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                                    ARTICLE I
                           NAME, PURPOSE, LEGAL STATUS

1.1 Name. The Plan hereunder shall be known as the Newell Rubbermaid Supplemental Executive Retirement Plan (the "SERP" or the "Plan"), providing the Traditional SERP Benefit thereunder effective January 1, 2004.

1.2 Purpose. The purpose of the SERP and its Traditional SERP Benefit is to provide supplemental retirement and death benefits for eligible Vice Presidents, Presidents and above of the Company and Participating Affiliates.

1.3 Prior Plan. Effective January 1, 2004, the SERP (as provided in the Plan hereunder) shall supercede the Newell Rubbermaid Supplemental Retirement Plan for Key Executives (the "Prior Plan"), for each (i) existing Vice President, President and above under the Prior Plan as of December 31, 2003, (ii) other current or former participant of the Prior Plan who is not in pay status under the Prior Plan as of December 31, 2003 and (iii) reemployed pay status participant of the Prior Plan. The Plan hereunder therefore shall exclusively govern the vesting, entitlement, calculation and payment of the benefit of the foregoing individuals under the SERP and the Prior Plan. Effective January 1, 2004, the Prior Plan shall continue to apply only to a pay status participant or beneficiary of the Prior Plan as of December 31, 2003.

1.4 Legal Status. The Company intends the SERP to be an unfunded deferred compensation plan for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

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                                   ARTICLE II
                               GENERAL DEFINITIONS

2.1 "Affiliate" means any affiliated or subsidiary corporation of the Company or Newell Co.

2.2      "Code" means the Internal Revenue Code of 1986, as amended.

2.3      "Committee" means the Newell Rubbermaid Benefit Plans Committee.

2.4 "Company" means Newell Operating Company, a Delaware corporation, or any corporate successor thereto.

2.5 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

2.6      "Early Retirement Date" means the date defined in Section 7.2.

2.7 "Executive" means a Vice President, President or above of the Company or a Participating Affiliate.

2.8      "New High Level Executive" means a President or above defined in
         Section 3.2.

2.9      "Normal Retirement Date" means the date defined in Section 6.2.

2.10     "Participant" means an Executive (or a former Executive under the Prior
         Plan) who becomes a Participant in the Traditional SERP Benefit under
         Article III.

2.11 "Participating Affiliate" means Newell Co. or an Affiliate which adopts the SERP with the consent of the Company.

2.12 "Pension Plan" means the Newell Rubbermaid Pension Plan, formerly the Newell Pension Plan for Salaried and Clerical Employees.

2.13 "Prior Plan" means the Newell Rubbermaid Supplemental Retirement Plan for Key Executives, as in effect prior to January 1, 2004.

2.14 "Retirement Choice Program" means the Newell Rubbermaid Retirement Choice Program, effective January 1, 2004.

2.15 "SERP" or "Plan" means the Newell Rubbermaid Supplemental Executive Retirement Plan, as provided in the plan hereunder, and as the successor to the Prior Plan effective January 1, 2004, and providing the Traditional SERP Benefit.

2.16 "SERP Cash Account" means the SERP Cash Account benefit under the Newell Rubbermaid Inc. 2002 Deferred Compensation Plan, commencing effective January 1, 2004.

2.17 "Traditional SERP Benefit" means the benefit provided in the Plan hereunder, effective January 1, 2004.

2.18     "Years of Credited Service" means the years defined in Section 4.3.

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                                   ARTICLE III
                                   ELIGIBILITY

3.1 Existing Executives. Effective as of January 1, 2004, the following Executives shall become a Participant in the Traditional SERP Benefit:

         (a) Vice President. A Vice President as of January 1, 2004 who (i) was a participant in the Prior Plan as of December 31, 2003,
                  (ii) is eligible for the SERP under Section 3.3 as of January 1, 2004 and (iii) elected under the Retirement Choice Program to continue to participate in the Traditional SERP Benefit. Each such Vice President will not participate in the SERP Cash Account.

         (b) President or Above. A President or above who (i) was a participant in the Prior Plan as of December 31, 2003 and (ii) is eligible for the SERP under Section 3.3 as of January 1, 2004. Each such President or above also will participate in the SERP Cash Account effective January 1, 2004 and will have an opening balance under the SERP Cash Account equal to his benefit under the Prior Plan as an equivalent lump sum amount (but without the transfer thereof to the SERP Cash Account).

         Each Vice President as of January 1, 2004 who elected to participate in the SERP Cash Account under the Retirement Choice Program shall participate only in the SERP Cash Account and, therefore, will be ineligible for the Traditional SERP Benefit. Further, each Vice President after January 1, 2004 shall participate only in the SERP Cash Account (if otherwise eligible thereunder) and, therefore, will be ineligible for the Traditional SERP Benefit.

3.2 New High Level Executive. Effective on and after January 1, 2004, a New High Level Executive (as defined herein) shall become a Participant in the Traditional SERP Benefit effective on the date established for him by the Company. Each such New High Level Participant shall (i) have a modified SERP formula under Section 4.1 and (ii) participate in the SERP Cash Account, with prospective benefits as provided thereunder (and, therefore, with no opening balance under the SERP Cash Account for his benefit under the Prior Plan).

         A "New High Level Executive" is an Executive who (i) is a President or above and (ii) first becomes eligible (or reeligible) for the SERP under Section 3.3 on or after January 1, 2004. A New High Level Executive, therefore, may include any existing or future Vice President promoted to President or above, including a Vice President under
         Section 3.1(a) (who elected to continue to participate in the Traditional SERP Benefit) or Vice President under Section 3.5 (who elected to participate in the SERP Cash Account).

3.3 SERP Eligibility. An Executive is "eligible for the SERP" if he is (i) a participant in Bonus Categories A or A/B of the Newell Rubbermaid Management Bonus Plan, (ii) an active participant in the Pension Plan,
         (iii) a citizen or a resident alien of the United States and (iv) designated for participation in the SERP by the Company.

3.4 Suspension of Participation. An Executive's participation in the Traditional SERP Benefit shall be suspended if he undergoes an employment status change under Section 9.3.

3.5 Existing Vice Presidents Electing SERP Cash Account. A Vice President as of January 1, 2004 who was a participant in the Prior Plan as of December 31, 2003 and elected under the Retirement

         Choice Program to participate in the SERP Cash Account (and therefore transfer his benefit under the Prior Plan as an equivalent lump sum amount to the SERP Cash Account) shall not participate in the Traditional SERP Benefit and otherwise shall discontinue participation in the Prior Plan. The foregoing Vice President shall have no benefit under the SERP and otherwise have no further benefit recognizable or payable under the Prior Plan.

3.6 Prior Plan Participant. Effective January 1, 2004, a participant of the Prior Plan (other than a Participant under Section 3.1) shall become a Participant in the Traditional SERP Benefit if he is not in pay status under the Prior Plan as of December 31, 2003. The SERP therefore shall exclusively govern the vesting, entitlement, calculation and payment of the benefit of the foregoing individuals under the SERP and the Prior Plan, including therefore the calculation of his benefit using the SERP formula in Section 4.1.

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                                   ARTICLE IV
                                  SERP FORMULA

4.1 SERP Formula. The SERP shall use the following formula to calculate a Participant's retirement benefit, payable commencing on his Normal Retirement Date:

         (a) Gross Benefit: 67% x his Final Average Pay (under Section 4.2) / 12, x his Years of Credited Service (under Section 4.3) up to 25 / 25

         (b)      less his Pension Plan Monthly Benefit (under Section 4.4)

         (c)      less his Monthly Primary Social Security Benefit (under
                  Section 4.5)

         (d) less his SERP Cash Account Benefit, Other Benefits (under Sections 4.6, 4.7)

         (e)      Equals his SERP Monthly Benefit

         However, in the case of a Participant who is a New High Level Executive (other than a Vice President under Section 3.1(a)), "50%" shall be substituted for "67%" in the foregoing formula.

4.2 Final Average Pay. A Participant's "Final Average Pay" is the sum of his annual compensation (as defined herein) during the five consecutive calendar years in which his annual compensation was the highest, divided by five years.

         The Participant's "annual compensation" is his base salary and bonus from the Company and the Participating Affiliates paid during a calendar year (including any years prior to his SERP participation). The Participant's annual compensation, therefore, is not reduced by any elective contributions from his base salary or bonus made under the Newell Rubbermaid 401(k) Savings Plan, Newell Rubbermaid Inc. 2002 Deferred Compensation Plan or any Code Section 125 plan maintained by the Company or a Participating Affiliate.

         If the Participant has not been employed for five full calendar years, his Final Average Pay is the monthly average of his annual compensation while employed with the Company and the Participating Affiliates.

4.3 Years of Credited Service. A Participant's "Years of Credited Service" are his whole and fractional years of continuous service which begin and end on the following dates:

         (a) Begins--The Participant's "credited service date," i.e., the date of his initial employment as an employee with the Company, a Participating Affiliate or Affiliate, but starting no sooner than the date any such Affiliate is owned by Newell Rubbermaid. The Participant's credited service date, therefore, may precede the date of his participation in the SERP or promotion to Vice President.

         (b) Ends--The date of the Participant's termination of employment as an employee with the Company and all Participating Affiliates (or the earlier suspension of his SERP participation).

         For measurement purposes, the Participant shall receive (i) a whole year for each 365 days of continuous service (or, for leap years, 366 days) and (ii) a fractional year equal to his days of continuous service divided by 365 days. The Committee may round years under any methodology.

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4.4      Pension Plan. The SERP formula in Section 4.1 contains a reduction for the Participant's monthly benefit under the Pension Plan. This "offset" amount is based on the Participant's marital status on the commencement date of his SERP and Pension Plan retirement benefits, as follows:

         (a) Married--If the Participant is married (and has been married to the same spouse for the one year period ending on the commencement date of his retirement benefits), the "offset" amount is the monthly amount from the Pension Plan payable in a qualified joint and 50% survivor annuity with his spouse.

         (b)      Single--If the Participant is not so married under subsection
                  (a), the "offset" amount is the monthly amount from the Pension Plan payable in a single life annuity.

         The foregoing offset amounts are determined as of the commencement date of the Participant's retirement benefits from the Pension Plan and SERP.

         The reduction for the Participant's Pension Plan benefit, therefore, is not the actual monthly amount he receives from the Pension Plan under the annuity form he elected under the Pension Plan. Rather, the reduction is the foregoing offset amount based on the Participant's marital status at the commencement of his retirement benefits.

4.5 Social Security Benefit. The SERP formula in Section 4.1 also contains a reduction for the Participant's monthly primary Social Security benefit (without conversion for his marital status). This "offset" amount is the Social Security benefit amount payable on the commencement date of the Participant's SERP and Pension Plan retirement benefits. However, if the Participant is not at least age 62 when his SERP and Pension Plan retirement benefits begin, his primary Social Security benefit shall be calculated as of his 65th birthday, but assuming his annual compensation under Section 4.2 continues to age 65. Then his primary Social Security benefit, as then determined as of his 65th birthday, shall be reduced by .5% per month (or 6% per year) for which the commencement date of his SERP and Pension Plan retirement benefits precede his 65th birthday.

4.6 SERP Cash Account Benefit. The Participant's Traditional SERP Benefit under the SERP formula in Section 4.1 shall be reduced by the actuarial equivalent amount of his SERP Cash Account (if any) as of the commencement date of his SERP and Pension Plan retirement benefits. For this purpose, actuarial equivalence shall be determined (i) by converting the SERP Cash Account to an equivalent single life annuity based on the Participant's single life expectancy (and therefore without regard to his marital status as of the commencement date of his SERP and Pension Plan retirement benefits) and (ii) based on actuarial assumptions and procedures prescribed by the Committee from time to time, consistent with Section 9.7.

         The foregoing reduction for the Participant's SERP Cash Account shall apply to his entire SERP Cash Account, including therefore the portion thereof attributable to (i) in the case of a New High Level Executive who was a Vice President under Section 3.5 who elected to join the new SERP Cash Account effective January 1, 2004, his benefit under the Prior Plan transferred as an equivalent lump sum amount to the SERP Cash Account or (ii) in the case of a President or above under Section 3.1(b), the opening balance under the SERP Cash Account equal to his benefit under the Prior Plan as an equivalent lump sum amount.

4.7 Other Benefits. The Participant's Traditional SERP Benefit shall be reduced, in an amount determined by the Committee, by any benefits under any other plan, agreement or arrangement (whether tax qualified or nonqualified) maintained by the Company or an Affiliate that provides him retirement benefits, including any other amounts determined by the Company such as under an acquired company's supplemental retirement plan or under any severance arrangement.

         However, the Participant's Traditional SERP Benefit shall not be reduced by any benefit under (i) a qualified retirement plan containing a cash or deferred arrangement under Section 401(k) of the Code or (ii) the Newell Rubbermaid Inc. 2002 Deferred Compensation Plan, other than the SERP Cash Account.

                                    ARTICLE V
                                     VESTING

5.1 Vesting Requirements. A Participant must become vested to be entitled to receive the Traditional SERP Benefit. The Participant shall become "vested" in his Traditional SERP Benefit under any following circumstance:

         (a)      Employment on or after age 60 (under Section 5.2).

         (b) Involuntary termination with 15 Years of Credited Service (under Section 5.3).

         (c)      Death during employment (under Section 5.4).

         Once vested, the Participant shall receive a normal retirement benefit from the SERP under Article VI. Or he may be eligible to elect an early retirement benefit under Article VII. If the Participant dies during employment, he shall be eligible for a preretirement death benefit under Article VIII.

5.2 Employment At Age 60. A Participant shall become vested if he is employed as an employee on or after his 60th birthday with the Company, a Participating Affiliate or other Affiliate. He does not need 15 Years of Credited Service to become vested in this case.

5.3      Involuntary Termination. A Participant also shall become vested if he
         (i) is involuntarily terminated from employment with the Company, any Participating Affiliate or other Affiliate before age 60 and (ii) has at least 15 Years of Credited Service.

5.4 Non-Vested Termination. If a Participant terminates employment with the Company and all Participating Affiliates and other Affiliates before meeting either vesting requirement under Section 5.2 or 5.3 (or becoming vested upon a business sale under Section 9.4), he shall not receive any benefit from the SERP whatsoever. However, if he is reemployed, he may receive credit for his prior Years of Credited Service under Section 9.6.

5.5 Death During Employment. A Participant shall become vested if he dies while an employee with the Company, a Participating Affiliate or other Affiliate. The Participant does not need 15 Years of Credited Service to become vested under this circumstance.

5.6 Forfeiture Events. Even if vested, a Participant shall cease to be vested, and thereafter not entitled to any benefit from the SERP (regardless if it commenced), under certain prescribed circumstances involving his conduct under Section 9.5.

                                   ARTICLE VI
                            NORMAL RETIREMENT BENEFIT

6.1 SERP Formula. If a Participant is vested under Article V, he shall receive a "normal" retirement benefit following his termination of employment with the Company and all Affiliates and commencing on his Normal Retirement Date. The Participant's normal retirement benefit shall equal his "SERP Monthly Benefit" amount under the SERP formula in
         Section 4.1, calculated and paid as of his Normal Retirement Date.

6.2 Normal Retirement Date. A Participant's "Normal Retirement Date" means the first day of the month coincident with or next following his 65th birthday. However, if he continues employment after age 65, his Normal Retirement Date is the first day of the month on or after the date of his termination of employment with the Company and all Affiliates.

6.3 Actual Commencement. A Participant's SERP normal retirement benefit shall commence when he elects to begin his retirement benefit under the Pension Plan. The Participant shall receive a "normal" retirement benefit from the SERP if his Pension Plan retirement benefit commences on his Normal Retirement Date.

6.4 Normal Annuity Form. A Participant's SERP normal retirement benefit is payable in the following "normal" annuity form, based on his marital status on the commencement date of his SERP and Pension Plan retirement benefits:

         (a) Married--If he is married (and he has been married to the same spouse for the one year period ending on the commencement date of his retirement benefits), his SERP retirement benefit is payable in a qualified joint and 50% survivor annuity with his spouse.

         (b) Single--If he is not so married under subsection (a), his SERP retirement benefit is payable in a single life annuity.

         The normal annuity form of his SERP retirement benefit, therefore, shall not be the actual annuity form in which he receives his retirement benefit from the Pension Plan. Rather, the normal annuity form is based solely on his marital status at the commencement of his retirement benefits.

6.5 Pension Plan Annuity Forms. A Participant's normal retirement benefit from the SERP shall be paid in the same annuity form as he elects to receive his retirement benefit under the Pension Plan, from among the following annuity forms:

         (a)      A single life annuity

         (b)      A joint and 50% survivor annuity

         (c)      A joint and 100% survivor annuity

         (d)      A single life and 10 year certain annuity

         If the Participant elects to receive his Pension Plan retirement benefit in his "married" or "single" normal annuity form under Section 6.4, his SERP retirement benefit shall equal his exact normal retirement benefit under Section 6.1. Otherwise, if he elects another foregoing listed annuity form, his actual SERP retirement benefit shall be an actuarial equivalent amount of his SERP normal retirement benefit payable in his "married" or "single" normal annuity form.

         If the Participant elects an annuity form under the Pension Plan other than one of the foregoing listed annuity forms, he still must elect to receive his SERP retirement benefit in one of the foregoing annuity forms. His actual SERP retirement benefit shall be an actuarial equivalent amount of his SERP normal retirement benefit payable in his "married" or "single" normal annuity form.

         The Participant may elect an annuity form under the Pension Plan, and otherwise designate his spouse or any other person as his survivor beneficiary under the annuity form, provided his spouse (if married) consents to the annuity form and beneficiary designation.

6.6 Lump Sum for Small Benefits. The Traditional SERP Benefit does not allow a lump sum payment. However, if the lump sum present value of a Participant's SERP benefit is under $20,000, his benefit shall be paid in a lump sum under Section 7.6.

6.7 Preretirement Death Benefit. If a Participant is vested under Article V and dies before the commencement date of his SERP retirement benefit, the SERP shall not pay a retirement benefit to any person. Instead, the Participant shall be eligible for a preretirement death benefit from the SERP under Article VIII.

                                   ARTICLE VII
                            EARLY RETIREMENT BENEFIT

7.1 SERP Formula. If a Participant is vested under Article V, he may elect an "early" retirement benefit following his termination of employment with the Company and all Affiliates and commencing on or after his Early Retirement Date and before his Normal Retirement Date.

         The Participant's early retirement benefit shall equal his "SERP Monthly Benefit" amount under the SERP formula in Section 4.1, calculated and payable as of the date he elects to begin his SERP and Pension Plan retirement benefits on or after his Early Retirement Date.

         However, the "Gross Benefit" amount under the SERP formula shall be reduced by .5% per month (or 6% per year) for which the commencement date of his SERP and Pension Plan retirement benefits precedes his Normal Retirement Date.

7.2 Early Retirement Date. A Participant's "Early Retirement Date" means the first day of the month coincident with or next following the date he has both (i) reached his 60th birthday and (ii) been credited with at least 15 years of early retirement service. The Participant's "years of early retirement service" are his years of vesting service under the Pension Plan.

7.3 Actual Commencement. A Participant's SERP early retirement benefit shall commence when he elects to begin his retirement benefit under the Pension Plan. The Participant shall receive an early retirement benefit from the SERP if his Pension Plan retirement benefit commences on or after his Early Retirement Date and before his Normal Retirement Date.

7.4 Normal Annuity Form. A Participant's SERP early retirement benefit is payable in his "normal" annuity form based on his marital status on the commencement date of his SERP and Pension Plan retirement benefits, as provided under Section 6.4 for a normal retirement benefit.

7.5 Pension Plan Annuity Forms. A Participant's SERP retirement benefit shall be paid in the same annuity form as he elects to receive his retirement benefit under the Pension Plan, from among the annuity forms provided under Section 6.5 for a normal retirement benefit.

         If the Participant elects to receive his Pension Plan retirement benefit in his "married" or "single" normal annuity form under Section 7.4, his SERP retirement benefit shall equal his exact early retirement benefit under Section 7.1. Otherwise, if the Participant elects another foregoing listed annuity form, his actual SERP retirement benefit shall be an actuarial equivalent amount of his SERP early retirement benefit payable in his "married" or "single" normal annuity form.

         If the Participant elects an annuity form under the Pension Plan other than one of the foregoing listed annuity forms, he still must elect to receive his SERP retirement benefit in one of the foregoing annuity forms. The Participant's actual SERP retirement benefit shall be an actuarial equivalent amount of his SERP early retirement benefit payable in his "married" or "single" normal annuity form.

         The Participant may elect an annuity form under the Pension Plan, and otherwise designate his spouse or any other person as his survivor beneficiary under the annuity form, provided his spouse (if married) consents to the annuity form and beneficiary designation.

7.6 Lump Sum for Small Benefits. The Traditional SERP Benefit does not allow a lump sum payment. However, if the present value of a Participant's benefit under the SERP following his termination of employment with the Company and all Affiliates is under $20,000, calculated at any time on or after his Early Retirement Date, then he shall receive his SERP benefit in a lump sum payment equal to this present value amount as soon as practicable after its calculation. A lump sum payment, therefore, shall be paid no sooner than his Early Retirement Date and only then if under $20,000.

7.7 Preretirement Death Benefit. If a Participant is vested under Article V and dies before the commencement date of his SERP retirement benefit, the SERP shall not pay a retirement benefit to any person. Instead, the Participant shall be eligible for a preretirement death benefit from the SERP under Article VIII.

                                  ARTICLE VIII
                           PRERETIREMENT DEATH BENEFIT

8.1 Death During Employment. If a Participant dies while employed, he automatically becomes vested in his Traditional SERP Benefit under
         Section 5.5 (regarding death during employment). In this case, a Participant's surviving spouse (if marrried for at least the one year period ending on his death) shall receive a monthly death benefit of 33.5% of his Final Average Pay (under Section 4.2) divided by 12 (therefore without any proration if he has less than 25 Years of Credited Service), less his death benefits from the Pension Plan, SERP Cash Account (if any) under Section 4.6 and other retirement benefit arrangements under Section 4.7 in amounts determined by the Company and even if not yet payable. A reduction shall not be made regarding the Participant's Social Security benefit.

         The death benefit shall commence effective as of the first day of the month after the Participant's death, even if before his Early Retirement Date. Further, the benefit shall not be reduced for commencement before his Normal Retirement Date. The benefit shall be paid to the Participant's surviving spouse until his or her death. However, the benefit in any event shall cease when the Participant would have reached his 65th birthday (or, if later, the 15th anniversary of his death).

         Also, if at the death or remarriage of the Participant's spouse the Participant has dependent children (as defined herein), the death benefit to his spouse shall be suspended but shall continue to be paid to his dependent children (in pro rata amounts) for as long as they are dependent children. However, the benefit in any event shall stop when the Participant would have reached his 65th birthday (or, if later, the 15th anniversary of his death). When the Participant's children are no longer dependent children, any remaining death benefit payments shall resume to his remarried spouse.

         If the Participant dies without a surviving spouse, but with dependent children, the benefit shall be paid to his dependent children for as long as they are dependent children. However, the benefit in any event shall stop when the Participant would have reached his 65th birthday (or, if later, the 15th anniversary of his death).

         If the Participant dies without a surviving spouse or dependent children, the death benefit is not paid to any person.

         For purposes of this Section, the term "dependent children" means unmarried children under (i) age 18 or (ii) age 22, if a full-time student at an elementary or secondary school, a vocational or professional school or an accredited college or university as an undergraduate or graduate student.

8.2 Death Before Commencement. If a Participant is vested in his Traditional SERP Benefit under Article V (other than under Section 5.5 regarding death during employment) and dies after termination of employment with the Company and all Affiliates but before commencement of his SERP retirement benefit, his surviving spouse (if marrried for at least the one year period ending on his death) shall receive a monthly death benefit of the 50% survivor benefit the spouse would have received under a qualified joint and 50% survivor annuity commencing on his Normal Retirement Date under Section 6.1.

         The death benefit shall commence effective as of the first day of the month after the Participant's death, even if before his Early Retirement Date. Further, the benefit shall not be reduced for commencement before his Normal Retirement Date. The benefit shall be paid for the life of his surviving spouse, but for no more than 15 years.

         If the Participant dies without a surviving spouse, the death benefit is not paid to any person.

8.3 Commencement Date. For purposes of the SERP, the term "commencement date" shall refer to the first day of the month for which the Participant's SERP and Pension Plan retirement benefits are payable to the Participant. Accordingly, the entitlement to a preretirement death benefit under this Article shall apply if he dies before the first day of such month. If a Participant dies on or after the first day of such month, no preretirement death benefit will be payable from the SERP. In this case, the SERP will pay only whatever survivor benefit is payable under the terms of the annuity form the Participant elected to receive his SERP retirement benefit.

                                   ARTICLE IX
                               SPECIAL PROVISIONS

9.1 Disability During Employment. If a Participant becomes disabled or unable to work due to injury or sickness while an employee with the Company, a Participating Affiliate or an Affiliate, his SERP participation shall be suspended on the date of his termination of employment and, thereafter, he shall cease to accrue further increases to his accrued benefit under the SERP formula under Section 4.1. The Participant's "Gross Benefit" under the SERP formula shall be calculated on the date of his termination of employment.

         However, if approved by the Committee, while he is receiving salary continuation benefits he shall continue to be credited with (i) Years of Credited Service to determine his vested status for involuntary termination purposes under the SERP under Section 5.3 and (ii) years of early retirement service to determine his eligibility for an early retirement benefit under Section 7.2.

9.2 Leaves of Absence, Severance Pay. A Participant's annual compensation and Years of Credited Service shall include leaves of absence authorized by the Company and such other periods of employment as determined by the Committee. However, the Participant's annual compensation and Years of Credited Service shall not include any period following his termination of employment during which he receives severance pay.

9.3 Suspension of Participation. If a Participant is demoted from President or Vice President (including therefore a President demoted to Vice President), transfers employment to a non-Participating Affiliate or ceases to be designated by the Company as eligible for the SERP, his participation in the SERP shall be suspended and he shall cease to accrue further increases to his accrued benefit under the SERP formula in Section 4.1. The Participant's "Gross Benefit" under the SERP formula shall be calculated as if he terminated employment on the date of his employment status change.

         However, if approved by the Committee, a Participant shall continue to be credited with (i) Years of Credited Service to determine his vested status for involuntary termination purposes under Section 5.3 and (ii) years of early retirement service to determine his eligibility for an early retirement benefit under Section 7.2.

         Notwithstanding the foregoing, the Committee, in its discretion, may allow the continued participation of any President or above who becomes a Vice President (if otherwise eligible for the SERP under Section 3.3).

9.4 Vesting on Sale of an Affiliate. If a Participant has either reached his 60th birthday or been credited with at least 15 Years of Credited Service, and he is employed on the date of the sale of his Affiliate or division of the Company, he shall become vested in the Traditional SERP Benefit.

9.5      Forfeiture Events. Even if a Participant is vested under Article V or
         Section 9.4, he shall cease to be vested, and thereafter not be entitled to any benefit from the SERP (regardless if it commenced), under any following circumstance:

         (a) The Participant's employment is terminated at any time because of any act or failure to act on his part which constitutes fraud, misappropriation, theft or embezzlement of the Company or an Affiliate's funds or intentional breach of fiduciary duty, including a breach of the Company or Affiliate's Code of Business Conduct involving the Company or an Affiliate.

         (b) At any time the Participant engages in competition with, or work for another business entity in competition with, the Company or an Affiliate in the areas that it serves.

         (c) At any time the Participant makes any unauthorized disclosure of any trade or business secrets or privileged information acquired during his employment with the Company or an Affiliate.

         (d) At any time the Participant is found to have misappropriated, stolen or embezzled funds from the Company or an Affiliate.

         (e) At any time the Participant fraudulently, dishonestly or shall fully cause the Company or an Affiliate to suffer any loss of, or damage to, money or other property belonging to it or for the care and protection of which it is responsible or to its reputation.

         (f) At any time the Participant is discharged by the Company or an Affiliate for repeated drunkenness on the job.

         (g) At any time the Participant is convicted of a felony connected with his employment by the Company or an Affiliate.

         Further, even if a Participant is vested, he shall cease to be vested, and thereafter not entitled to any benefit from the SERP (regardless if it commenced), if (i) his death occurs during first 24 months of participation in the SERP as a result of suicide or (ii) he made a material misrepresentation in any form or document provided by him to or for the benefit of the Company or an Affiliate.

9.6 Reemployment. Upon a Participant's non-vested termination of employment, his accrued benefit under the SERP formula and Years of Credited Service shall be immediately forfeited under Article V. If the Participant is ever reemployed and eligible for the SERP under Section 3.3, the Committee may in its discretion reinstate all or some of his previous accrued benefit and prior Years of Credited Service.

         If a Participant was vested at termination of employment under Article V and he is ever reemployed and eligible for the SERP under Section 3.3, he shall reparticipate in the SERP and continue to accrue increases to his accrued benefit under the SERP formula and his Years of Credited Service under Section 4.1. If the Participant's retirement benefit has commenced, the Committee in its discretion may suspend the benefit. In any event, upon subsequent retirement, his retirement benefit would be recalculated to take into account subsequent increases to his accrued benefit and previous retirement benefit payments.

9.7 Actuarial Equivalence. For purposes of the SERP, all references to "actuarial equivalence" shall be determined by the Committee using actuarial assumptions prescribed by the Committee from time to time for any particular purpose of the SERP. A participant shall not be entitled to any grandfathering of benefits in the event of any change in actuarial assumptions.

                                    ARTICLE X
                          ADMINISTRATION AND FINANCING

10.1 Plan Administration. The SERP is administered by the Committee. The Committee is responsible for the administration of the SERP and may also delegate certain administrative functions to other persons. The Committee possesses the sole and absolute discretionary authority to interpret and construe the provisions of the SERP, as well as to make all determinations under the SERP, such as eligibility, benefits, service credit and distributions. The Committee's interpretations and determinations are conclusive on all interested parties.

10.2 Claims Procedures. If a Participant's claim for benefits is denied (in whole or in part), he shall receive, within 90 days after receipt of the claim (180 if special circumstances apply), a written explanation from the Committee detailing the specific reasons for the denial, the specific references to the plan provisions on which the denial is based, a description of any additional information needed from him and why such information is required, and a description of the SERP's appeal procedures, including applicable time limits and a statement of his right to bring a civil action under Section 502(a) of ERISA.

         The Participant, or any person he may choose to represent him, may ask the Committee for a review of his denied claim within 60 days after his claim has been denied. The Participant's request, which must be in writing, should include the following information: The date the Participant submitted his original request for benefits, the specific portion of the denial notice that he wishes the Committee to review, the reason why he thinks his original request should be approved and any written material that he wishes the Committee to consider when reviewing his request. The Participant may also request that all documents, records and other information relevant to his claim be made available for his review. The Participant may submit information for review regardless of whether it was considered in the original claim review.

         The Committee or other named fiduciaries for appeals shall conduct a full and fair review of the claim and appeal and notify the Participant of its decision within 60 days (120 if special circumstances apply). That decision shall be in writing and shall include the specific reasons and the SERP references to the pertinent plan provisions on which the decision is based.

10.3 Committee Authority. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the SERP and decide or resolve any and all questions including interpretations of the SERP, as provided under
         Section 10.1. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under the SERP.

10.4 Agents. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

10.5 Binding Effect of Decisions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

10.6 Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan on account of such member's service on the Committee except in the case of gross negligence or willful misconduct.

10.7 Plan Financing. The Company and the Participating Affiliates are responsible for providing retirement benefits. All benefits payable under the Traditional SERP Benefit are paid from the general assets of a Participant's employer, whether the Company or a Participating Affiliate, and shall be a general unsecured claim of the employer. A trust, which is considered part of his employer's general assets, may be established to pay benefits for the Traditional SERP Benefit. In the event of a change in control, assets in the trust shall be used to pay his benefit. If the Participant's employer, whether the Company or a Participating Affiliate, therefore ever experiences bankruptcy or insolvency, he shall be an unsecured creditor thereof. His claim against the employer's assets shall be considered together with its other unsecured general creditors.

10.8 Unfunded Plan. The SERP is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Company or Participating Affiliate may terminate the SERP and make no further benefit payments, or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the SERP constitutes an employee pension benefit plan within the meaning of
         Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

10.9 Company Obligation. The obligation to make benefit payments to any Participant under the SERP shall be an obligation solely of the Company or a Participating Affiliate with respect to the benefit receivable from the Company or a Participating Affiliate and shall not be an obligation of another company.

10.10 Unsecured General Creditor. A Participant and his beneficiaries shall have no legal or equitable rights, interest or claims in any property or assets of the Company or a Participating Affiliate, nor shall they be beneficiaries of, or have any rights, claims or interests in, any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Company or a Participating Affiliate. Such policies or other assets shall not be held for the benefit of Participants and their beneficiaries, or held in any way as collateral security for the fulfilling of the obligations of the Company or a Participating Affiliate under the SERP. Any and all of the assets of the Company and a Participating Affiliate shall be, and remain, the general, unpledged, unrestricted assets thereof. The Company and Participating Affiliate's obligations under the SERP shall be that of an unfunded and unsecured promise to pay money in the future.

10.11 Trust Fund. The Company or a Participating Affiliate shall be responsible for the payment of all benefits provided under the SERP regarding a Participant employed by the Company or Participating Affiliate. At its discretion, the Company may establish one or more trusts, with such trustees as the Company may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company or Participating Affiliate's creditors. To the extent any benefits provided under the SERP are actually paid from any such trust, the Company or Participating Affiliate shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company or Participating Affiliate.

                                   ARTICLE XI
                            AMENDMENT AND TERMINATION

11.1 Amendment. The plan sponsor of the SERP is the Company, which has the right to terminate or amend the provisions of the SERP for any reason and at any time, including the reduction of accrued benefits and optional forms of payment under the SERP. Any amendment may provide different benefits or amounts of benefits from those set forth hereunder.

11.2 Termination, Suspension. The Company may, in its sole discretion, terminate or suspend the SERP at any time, in whole or in part, including the suspension of future benefits.

                                   ARTICLE XII
                                  MISCELLANEOUS

12.1 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable under the SERP, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, nor be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

         However, if, as a result of a divorce, a Participant is responsible for child support, alimony, or marital property rights payments, his benefit under the SERP may be assigned to meet those payments, if a qualifying domestic relations order has been issued for the SERP, as approved by the Committee.

12.2 Protective Provisions. A Participant will cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder and by taking such physical examinations as the Company may deem necessary and taking such other action as may be requested by the Company.

12.3 Gender and Number. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine and the neuter in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

12.4 Captions. The captions of the articles, sections and paragraphs of the SERP are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

12.5 Governing Law. The provisions of the SERP shall be construed and interpreted according to the laws of the State of Illinois, except to the extent preempted by ERISA.

12.6 Validity. In case any provision of the SERP shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the SERP shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

12.7 Notice. Any notice or filing required or permitted to be given to the Committee under the SERP shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to any member of the Committee or the Secretary of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's address. Mailed notice to a Participant, eligible spouse, surviving spouse or beneficiary shall be directed to the individual's last known address in the Company's records.

12.8 Successors. The provisions of the SERP shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company or a Participating Affiliate, and successors of any such corporation or other business entity.

12.9 Withholding. The Company shall withhold from payments made hereunder to any Participant or beneficiary any taxes required to be withheld from such payments under federal, state or local law.

12.10 Payment to Guardian. If a SERP benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment of such SERP benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the SERP benefit. Such distribution shall completely discharge the Company and Participating Affiliate from all liability with respect to such benefit.

12.11 Release. Notwithstanding any other provision of the SERP, payment of any benefit under the SERP to a Participant who becomes vested in such benefit pursuant to Section 5.3 before attaining age 60, and before his date of death, is conditioned upon the prior execution by such Participant of a release, in a form satisfactory to the Company, whereby the Participant fully releases the Company, all of its Affiliates, and all of their respective officers, employees, directors and agents, from any and all rights and claims that such Participant, or his heirs, representatives, successors and assigns, may at any time have with respect to the receipt of benefits under the SERP. No payment shall be made to any such Participant under the SERP until such fully executed release has been delivered by the Participant to the Company.

12.12 Miscellaneous Employment. The establishment of the SERP does not give a Participant the legal right to be continued as an employee. The Company or any Affiliate may terminate a Participant's employment whenever, in its judgment, it becomes necessary to do so, subject to the applicable terms of an employment agreement. Further, a Participant's eligibility or his right to benefits under the SERP should not be interpreted as any guarantee of employment.

         In the event that any lawsuit or any settlement thereof or any claim, or if any governmental agency, court or other governing body, requires the Company to reclassify the employment status of any individual who is excluded from participation under the SERP, such reclassified individual nevertheless shall not be considered an eligible employee or otherwise eligible for the SERP and, therefore, not be entitled to accrue benefits under the SERP as a result thereof.

         IN WITNESS WHEREOF, Newell Operating Company has caused this instrument to be executed by its duly authorized officer on this 6th day of May, 2004.

                                    NEWELL OPERATING COMPANY

                                    By: /s/ Dale L. Matschullat
                                            Vice President - General Counsel and
                                            Corporate Secretary

                                    Dated: May 6, 2004